Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 2, 2021 with respect to the consolidated financial statements of Erayak Power Solution Group Inc., for the years ended December 31, 2020 and December 31, 2019, in this amendment on Form F-1 of Erayak Power Solution Group Inc. and the related Prospectus of Erayak Power Solution Group Inc. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

September 22, 2021